Listing Report:Supplement No. 99 dated Nov 12, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 431123
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$212.26

Auction yield range:	17.29% - 29.00%	Estimated loss impact:	19.69%
Lender servicing fee:	1.00%	Estimated return:	9.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jul-1997	Debt/Income ratio:	48%
Credit score:	640-659 (Oct-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	12y 11m
Amount delinquent:	$0	Revolving credit balance:	$1,360	Occupation:	Laborer
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	89%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	bobwood	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off bills
Purpose of loan:
This loan will be used to? pay off bills

My financial situation:
I am a good candidate for this loan because? I will repay my loan

Monthly net income: $ 2200

Monthly expenses: $
??Housing: $ 492
??Insurance: $ 148
??Car expenses: $ 550
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 432705
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	14.29% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Mar-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	9 / 8	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	15	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$16,553	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	1BizLady	Borrower's state:	Colorado	Borrower's group:	Women Entrepreneurs
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	640-659 (Latest)
Principal borrowed:	$5,500.00	< mo. late:	0 ( 0% )	680-699 (Jun-2008) 680-699 (May-2008)
Principal balance:	$3,378.14	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
2nd Prosper Loan/Open 3rd Location
Purpose:To purchase an existing Dog Grooming Salon as our 3rd Location
My financial situation: We are good candidates for this loan because my brother-in-law and I are the perfect team to run this business successfully. He is the dog groomer/manager/dog whisperer and I focus on business/financial side with a marketing background.Since our last loan, our 1st shop is up 60% in sales for the year. We also opened a 2nd Location in March that started to show a profit in its 4th month.

We were recently approached by a failing shop owner to purchase her business assets. This shop would be our 3rd location and a hybrid of buying an existing business (shop 1) and a start up (shop 2). We have carefully examined the financials, demographics and competition to know that we will be successful. We have negotiated free rent for the first 6 months and a capped percentage lease thereafter.My personal financial situation:? My Prosper/Credit rating has decrease because my mortgage company, Taylor, Bean, and Whitaker, was shut down by the Feds & is now being temporarily serviced by CENLAR who are not reporting to the credit bureaus. http://www.mortgagenewsdaily.com/08052009_tbw_shuts_down.asp
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433053
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$346.65

Auction yield range:	11.29% - 14.00%	Estimated loss impact:	10.31%
Lender servicing fee:	1.00%	Estimated return:	3.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-1996	Debt/Income ratio:	11%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	2y 4m
Amount delinquent:	$0	Revolving credit balance:	$67,547	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	74%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	vigilance-cougar3	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433057
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 30.35%	Starting monthly payment:	$144.77

Auction yield range:	8.29% - 27.00%	Estimated loss impact:	7.15%
Lender servicing fee:	1.00%	Estimated return:	19.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jul-1999	Debt/Income ratio:	55%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	13 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	42	Length of status:	9y 9m
Amount delinquent:	$0	Revolving credit balance:	$26,793	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	75%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	jaunt	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying of credit cards
Purpose of loan:
This loan will be used to pay off credit card debit.

My financial situation:
I am a good candidate for this loan because i have been employed with my company for 10 years. I have continued to make my payments on time and with income tax around the corner most of the loan will be repaid. Thanks for your time.

Monthly net income: $? 4700

Monthly expenses: $ 3490
??Housing: $ 865
??Insurance: $ 210
??Car expenses: $ 550
??Utilities: $ 190
??Phone, cable, internet: $ 135
??Food, entertainment: $ 475
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 765
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433059
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.94%	Starting borrower rate/APR:	10.94% / 13.06%	Starting monthly payment:	$163.55

Auction yield range:	4.29% - 9.94%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1998	Debt/Income ratio:	23%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	14 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	5y 6m
Amount delinquent:	$0	Revolving credit balance:	$33,655	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	48%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	basis-sushi	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off variable rate loan
Purpose of loan:
This loan will be used to? pay down my variable rate credit card loan.?

My financial situation:
I am a good candidate for this loan because? in ten years of credit history, I have never had any missed or late payments on any loan ever.??I have a flawless payment history, but due to lowered credit limits I have a high debt to credit ratio.? This makes it difficult to get a traditional fixed interest loan from a bank.? I have a full time job and a part time job.? I have an advanced degree, own my home, and have no children or other dependants.?

Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433095
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	23.04%	Starting borrower rate/APR:	24.04% / 26.33%	Starting monthly payment:	$981.35

Auction yield range:	8.29% - 23.04%	Estimated loss impact:	7.55%
Lender servicing fee:	1.00%	Estimated return:	15.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-1985	Debt/Income ratio:	59%
Credit score:	760-779 (Nov-2009)	Current / open credit lines:	19 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	26y 9m
Amount delinquent:	$0	Revolving credit balance:	$121,236	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	78%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	order-blueberry	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
2010 New Agent recurting
Purpose of loan:
This loan will be used advertise for new producers to help build my business.
My financial situation:
I am a good candidate for this loan because I have the cash flow to make the payments.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433105
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.99%	Starting borrower rate/APR:	9.99% / 12.10%	Starting monthly payment:	$225.84

Auction yield range:	4.29% - 8.99%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Dec-1998	Debt/Income ratio:	22%
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	3y 11m
Amount delinquent:	$0	Revolving credit balance:	$127,559	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	88%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	clean-social	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off high interest credit card
Purpose of loan:
This loan will be used to pay?off high interest credit card

My financial situation:
I am a good candidate for this loan because I am a responsible borrower who have a stable?occupation?as a registered nurse and always pay bills on time.

Monthly net income: $ 9100

Monthly expenses: $ 3000
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433107
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.34%	Starting borrower rate/APR:	31.34% / 33.74%	Starting monthly payment:	$215.94

Auction yield range:	11.29% - 30.34%	Estimated loss impact:	10.77%
Lender servicing fee:	1.00%	Estimated return:	19.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Mar-1998	Debt/Income ratio:	14%
Credit score:	760-779 (Oct-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	9y 5m
Amount delinquent:	$0	Revolving credit balance:	$2,516	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	11%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	Thome23	Borrower's state:	Delaware	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	760-779 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	720-739 (Jun-2008)
Principal balance:	$4,936.13	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Real Estate Development
Purpose of loan:
This loan will be used to build rental properties?

My financial situation:
I am a good candidate for this loan because I have?a viable business plan and I?have been current on my loans with prosper
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433113
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	14.29%	Starting borrower rate/APR:	15.29% / 17.46%	Starting monthly payment:	$191.44

Auction yield range:	14.29% - 14.29%	Estimated loss impact:	14.61%
Lender servicing fee:	1.00%	Estimated return:	-0.32%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Apr-1979	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	13 / 12	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	22	Length of status:	15y 8m
Amount delinquent:	$0	Revolving credit balance:	$87,327	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	thankful-treasure8	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay Off High Interest Cards
Purpose of loan:
This loan will be used to?consolidate some high interest cards. Regular banks continued mistreatment of customers (by increasing rates solely because they can) will cause P2P transactions to bloom.

My financial situation:
I am a good candidate for this loan because I am a?small business person (15+ years) and understand the value of honoring one's obligations.?I am interested in forming some long term business relationships with other members of this site/forum.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433123
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.49%	Starting borrower rate/APR:	27.49% / 29.83%	Starting monthly payment:	$102.72

Auction yield range:	11.29% - 26.49%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jul-2004	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	2 / 2	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	3	Length of status:	3y 3m
Amount delinquent:	$0	Revolving credit balance:	$12,683	Occupation:	Student - College G...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	relentless-commitment	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Funding for artistic study travel
Purpose of loan:
This loan of $2500 will be used to?
> ($1500) Fund 60 hours of dance/music apprenticeship with certain Argentine-tango masters in Buenos Aires
> ($1000) Help me prepare to promote my dance- and music-pedagogy when I begin my full-time instruction thereafter in California
> While I have a scholarship at my university, it is directed to be used for tuition & related payments; hence, the loan received will be optimal because it will help me pursue the academic (but non-curricular) activity of Argentine-tango studies in Buenos Aires.

My financial situation:
I am a good candidate for this loan because?
> With significant experience already and the necessary anatomy education, I have a bright career ahead of me as an Argentine tango dance- and music-instructor.
> I have clear plans to efficiently use these funds to maximize my learning in Buenos Aires and my dance projects in the US, and thereafter to become a full-time instructor.
> Once I finish my studies this upcoming spring, I will have a strong financial future with my full-time work, with which I can gratefully and comfortably repay my loan.

Monthly net income: $2,500 (scholarship)

Monthly expenses: $
??Housing: $ 300
??Insurance: $ 100
??Car expenses: $
??Utilities: $ 50
??Phone, cable, internet: $ 50
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 150
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433131
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Aug-1996	Debt/Income ratio:	14%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	5	Length of status:	3y 7m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	2
Screen name:	principal-sleuth	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
used payday loans to help a family
Purpose of loan:
This loan will be used to?to pay off payday loans?I?got to help a family get off of sleeping on air mattress and?put furniture in their apartment
My financial situation:
I am a good candidate for this loan because? I am a good guy who finances slipped and now I need a little help.

Monthly net income: $ 3,000

Monthly expenses: $
??Housing: $?700.00
??Insurance: $ 150.00
??Car expenses: $ 225.00
??Utilities: $ 98.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $ 100.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 3,000
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433133
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	14.29% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Nov-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	6 / 4	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	15	Length of status:	2y 1m
Amount delinquent:	$0	Revolving credit balance:	$3,192	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	76%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	7	Homeownership:	No
Inquiries last 6m:	0
Screen name:	candigurlz	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Inventory for store #2
As a preamble to my request, I would like to give you a better understanding to whom our business caters to.? Our world is very visual, as are the commercials we see on television or the magazines we tend to read.? A majority of advertising focuses on smaller sizes and overshadows our plus sized community.? As a woman, my issue (all my life) has been my frame, whether by choice or inheritance.? With that in mind, I decided to open a plus size shop for women focusing on sizes 14-32 in my community, where there is such a need for extended sizes.? I wanted to give women the opportunity to looking and feeling great, regardless of size and a budget in mind.?On that note, we have just celebrated our 2nd year in business!

With all the barriers we encounter on a daily basis in life, feeling poorly about yourself because of what you look like shouldn?t be one of them.? I believe my mission and hard work ethic is slowly paying off, because I recently was asked to be part of a mall in a city about 45 miles away from our current shop.? I have to say that customers from that city already travel to see us now, and if given the opportunity for additional working capital with this loan, I can successfully open up a 2nd store in this other community that does not offer women what I can.? The capital I am requesting will go solely to inventory for a business that I know will succeed.? My theory to this is that a quick nickel is better than a slow dime, and being able to offer women great products at great prices has allowed me to move forward, even in this fluctuating economy.

My financial situation has progressed positively over the last few years.? I can humbly say that I have made previous mistakes in my financial choice making, but that should not hinder me as a candidate.? Over the?5?years, my payment history has been flawless, my income has increased and quite honestly, I have too much to lose to make poor choices as a business person.? Prior to these five years, I was a novice, if you will, and wasn't taught about?taking care of my credit portfolio.? I had to learn the hard way.?If I felt I was ?biting off more than I could chew? I would not be asking for capital for a 2nd business opportunity.

Monthly net income: $ Approximately $6000.00

Monthly expenses: $
??Housing: $800.00
??Insurance: $?270.00
??Car expenses: $?0.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 105.00
??Food, entertainment: $?350.00
??Clothing, household expenses $ 110.00
??Credit cards and other loans: $ $1100.00
??Other expenses: $ 200.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433137
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Apr-1998	Debt/Income ratio:	38%
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	19	Length of status:	1y 5m
Amount delinquent:	$7,497	Revolving credit balance:	$7,768	Occupation:	Social Worker
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	49%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	productive-dime7	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying of credit debt and taxes
Purpose of loan:
This loan will be used to consolidate my debt.? I would like to use the loan to combine my credit card, finance company debt and taxes owed in to one bill instead of sending several payments to different creditors.

My financial situation:
I am a good candidate for this loan because I have a stable and secure full-time job.? I also have a part-time job as well.? I am also planning on enrolling in graduate school for the Spring 2010 semester in order to complete the requirements necessary for licensure in my current field.? Once I obtain my licensure as a professional counselor, I will be able to increase my earning potential. I am recently divorced.? Per our separation agreement, my ex-husband was responsible for paying the mortgage.? However, he did not pay according to the agreement and missed 4 mortgage payments.? He has not refinanced the mortage to get it out of my name and so consequently this has a negative effect of my credit report.

Monthly net income: $ 2500

Monthly expenses: $ 1787
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433143
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,400.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$108.57

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	May-1997	Debt/Income ratio:	26%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	33	Length of status:	2y 3m
Amount delinquent:	$2,180	Revolving credit balance:	$891	Occupation:	Teacher
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	99%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	hwood123	Borrower's state:	California	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 93% )	640-659 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	1 ( 7% )	640-659 (Sep-2009) 640-659 (Aug-2009) 580-599 (Aug-2008) 560-579 (Jul-2008)
Principal balance:	$2,154.54	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
EDUCATION/2nd Loan
Purpose of loan:
This loan will be used to?continue my education at?Cal State University San Bernardino. In addition, I also need car repairs done immediately and to repair a garage.??

My financial situation:
I am a good candidate for this loan because I am a responsible husband, father and teacher.?It?has been my dream to earn my Doctorate degree for quite a few years now and I was finally accepted into the doctorate program, so this is my only chance.Please help me fulfill that dream, so I can continue to help numerous disadvantaged students. I? know I can make a difference in childrens' lives as I have in the past. Plus this?degree will help me to fulfill that dream. In addition, I have a small loan with Prosper and have made all of the payments on time. Thanks for reading and Thank You for your help.??

Monthly net income: $ 4200

Monthly expenses: $
??Housing: $ 1824
??Insurance: $ 100
??Car expenses: $
??Utilities: $ 70
??Phone, cable, internet: $ 200
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433145
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,313.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$98.19

Auction yield range:	17.29% - 29.00%	Estimated loss impact:	26.69%
Lender servicing fee:	1.00%	Estimated return:	2.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Dec-1977	Debt/Income ratio:	9%
Credit score:	620-639 (Nov-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	4	Total credit lines:	25	Length of status:	1y 3m
Amount delinquent:	$2,318	Revolving credit balance:	$400	Occupation:	Architect
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	100%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	16	Homeownership:	No
Inquiries last 6m:	0
Screen name:	archiegirl	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	620-639 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	640-659 (Aug-2009) 660-679 (Aug-2007) 660-679 (Jul-2007)
Principal balance:	$1,024.28	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
Still trying to get rid of DQ's
*NOTE* I was not born yet in 1977! I am not sure how much of the credit report is accurate or combined with another person's.
Purpose of Loan: I need to clear up my credit history. I just want to clear up the dq's on my credit history so I can begin with a clean slate.
After some talking with credit agencies this is what I now owe:
-$1255 for a closed and charged off credit card from years ago
-$1058 for another closed and charged off crediit card from years ago
Other Current Debt:
-?I owe about $9,000 in college loans. Both loans are being paid off with a payment plan that I am happy with since I pay more than the minimum amount.
I'm going to be apartment hunting soon for a cheaper apartment.?I need a better credit score because when I apply to move into a new apartment, my score might be looked at.
My Financial situation: Last summer I was forced to quit my job of 3 years. It was right before the economic blowout, and was difficult for me to find another job quickly. I?was unemployed for 3 months. I took a bar job and restaurant counter job-working 60 hours a week for tips in order to keep my utilities on and to eat. I fell behind on rent. I started a new job last August and am very happy to be working. Due to the situation in the architecture world, my current job can not pay me as much as I was making before.?I am very lucky to even have a job.?I have side jobs as a pace leader in an organized running group once a week, and as a night aide for a man in a wheelchair-doing easy nursing tasks twice a week. These two?extra paychecks pay for my groceries and phone bill.
Monthly net income: $2176 salary + $300 side jobs
Monthly expenses: $
Housing: $1475 (will be cut down after I move)
Transportation- Travel via subway- $89 monthly pass
Utilities: $80
Phone, cable, internet: Only Cell-$85
Food, entertainment: $125 (entertainment has been cut entirely out of my budget for the time being)
Clothing, household expenses: $45 I've spent less than $45 on household items the past 2 months.
Credit and other loans: $276 (educational loan payments and previous Prosper loan payments)??
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433149
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	21.17%	Starting borrower rate/APR:	22.17% / 24.44%	Starting monthly payment:	$229.67

Auction yield range:	8.29% - 21.17%	Estimated loss impact:	7.00%
Lender servicing fee:	1.00%	Estimated return:	14.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-2003	Debt/Income ratio:	28%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$11,592	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	45%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	VespaSF	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	680-699 (Latest)
Principal borrowed:	$3,400.00	< mo. late:	0 ( 0% )	620-639 (Jun-2008)
Principal balance:	$2,067.71	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Pay down high interest debt
Purpose of loan: This loan will be used to help manage my high interest credit card debt. I was on track to making significant progress with paying off my debt with my last Prosper loan, but lost my job in November of last year. This second loan along with my new job will allow me to pay down these debts. My cards are currently at 27-29% interest rates. I made a deal with Chase to close my account and pay it off at a fixed rate of 15%, but the other companies will not budge. Being able to pay even a few percentage points less will greatly assist me in paying off my cards. I would also benefit from making payments to fewer companies each month and love being able to pay my interest to people, not banks.

My financial situation: I am a good candidate for this loan because I have a proven track record of perfect payment history with Prosper. I also have recently started a new job with an income nearly 8k higher than my previous position, making payments very manageable. The only reason I have not made a significant dent in my overall debt since my last loan is due to unemployment due to the recession. I have no delinquencies and pay bills on time. I plan on making an extra payment on this loan every two months.

Monthly net income: $ 2800

Monthly expenses:
Housing: $ 700
Insurance: $100
Utilities: $ 50
Phone, cable, internet: $ 150
Food, entertainment: $ 300
Clothing, household expenses $ 200
Credit Card Minimums- $518
Current Prosper Loan- $126

Total-- $2144

Thank you for your consideration and your belief in Prosper. Please message me if you have any questions or require any clarity.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433159
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.29%	Starting borrower rate/APR:	18.29% / 20.50%	Starting monthly payment:	$362.98

Auction yield range:	17.29% - 17.29%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Apr-1994	Debt/Income ratio:	18%
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	20 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	44	Length of status:	2y 0m
Amount delinquent:	$0	Revolving credit balance:	$41,200	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	80%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	Denarius	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Remodeling the Kitchen
Purpose of loan: My wife and I have been living in our new home for 2 years.? This home was built in 1994 and needs an updated kitchen.? The remodel will include new kitchen Cabinets, Granite Countertops, new Appliances and a new Center Island with sink.? Kitchen renovations have the greatest Return on Investment of all home remodeling projects.? I am expecting a greater than 20% ROI.
My financial situation: I am a good candidate for this loan because I am actually currently a Lender on Prosper with funds that I loaned in 2006 to multiple borrowers. So I am very familiar with the transactions that occur on Prosper. Most of the loans will be paid off by the end of the year.I am now taking the other side of the process by becoming the borrower instead of the lender.I signed for my first credit card at the age of 15 and so began building a solid and stable credit history of over 25 years.I have never defaulted on a loan and never had any late payments.My credit record is excellent with a FICO score of 740+

Monthly net income: $ 4,400.00

Monthly expenses: $ 3,513.00
??Housing: $ 2419.00
??Insurance: $ 50.00
??Car expenses: $ 220.00
??Utilities: $ 85.00
??Phone, cable, internet: $ 99.00
??Food, entertainment: $ 120.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 320.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433165
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Mar-1992	Debt/Income ratio:	13%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	1 / 1	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	37	Length of status:	0y 6m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	11	Homeownership:	No
Inquiries last 6m:	5
Screen name:	Smiley54	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to? Catch up on our bills. Both my husband and I were both out of work due to the economy. We are now getting some stability but still need some help to catch up.

My financial situation:
I am a good candidate for this loan because??My husband and I are looking for a second chance. We were affected by the economy that we were almost loosing our home. We management to modify our Mortgage Loan and now we are just trying to catch-up.?My husband has been self employeed and is a licensed floor installer. He has been in his line of work for more than 30 years. We would like to use the money for catch-up. We don't want to loose the business truck and have a small account on the side to buy the supplies needed. On the application my income is $3,000.00. I get $2,000 from work and I rent two rooms @ $500.00 each. My husband makes $4,000.00

Monthly net income: $6,000.00

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433171
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	32.00%	Starting borrower rate/APR:	33.00% / 35.42%	Starting monthly payment:	$308.78

Auction yield range:	11.29% - 32.00%	Estimated loss impact:	10.81%
Lender servicing fee:	1.00%	Estimated return:	21.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Aug-1988	Debt/Income ratio:	32%
Credit score:	740-759 (Oct-2009)	Current / open credit lines:	18 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	59	Length of status:	9y 1m
Amount delinquent:	$0	Revolving credit balance:	$67	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	20	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	racco	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 88% )	740-759 (Latest)
Principal borrowed:	$8,200.00	< mo. late:	3 ( 12% )	740-759 (Sep-2009) 640-659 (Jul-2007)
Principal balance:	$2,656.41	1+ mo. late:	0 ( 0% )
Total payments billed:	26
Description
New Siding
Purpose of loan:
(explain what you will be using this loan for) The purpose of this loan is to assist in paying for new vinyl siding on my home.
(explain why you are a good candidate for paying back this loan) I have worked in the Health Care field for 16 years as a Physical Therapist.? Therapists are in high demand and I am able to work side jobs at premieum rates to assist me in paying off this loan.? I currently manage a department of 50+ employees and have excellant earning potential.? I have one year left on an existing Prosper loan and have an excellent history of paying on the existing loan.?

Monthly net income: $ 4200

Monthly expenses: $
??Housing: $ 700
??Insurance: $?100
??Car expenses: $?0
??Utilities: $ 250
??Phone, cable, internet: $?200
??Food, entertainment: $ 225
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 700
??Other expenses: $ 300
Total Monthly Expenses:$2675
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433177
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	10.04%	Starting borrower rate/APR:	11.04% / 11.39%	Starting monthly payment:	$327.58

Auction yield range:	3.29% - 10.04%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	8.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-1990	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	840-859 (Nov-2009)	Current / open credit lines:	14 / 11	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	57	Length of status:	12y 9m
Amount delinquent:	$0	Revolving credit balance:	$10,376	Occupation:	Realtor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	12%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	asset-empire	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off a second mortgage
Purpose of loan:
This loan will be used to pay off a second mortgage on a beautiful?brownstowne apartment building. Our business is owning and managing our own portfolio of apartment buildings and my husband and I have been doing so since 1997. We have owned this ten unit building since 2002 and have?never have missed a payment. It generates a positive cash flow that affords us to live a very good life. The second mortgage is currently privately held by the original owner who has agreed to extend the loan with no penalty but we want to pay off the loan completely at a low interest rate.We currently pay $113/mo.

My financial situation:
I am a good candidate for this loan because I?have excellent credit, excellent character and?reserves in the bank. This building generates close to 90,000/yr in income and my first mortgage balance is only $88,000. The building is worth about $600-650k. We are in a position to pay this loan off ourselves but because our business is investing in multifamily units we would like to conserve our cash.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433183
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.34%	Starting borrower rate/APR:	31.34% / 33.74%	Starting monthly payment:	$259.13

Auction yield range:	11.29% - 30.34%	Estimated loss impact:	10.77%
Lender servicing fee:	1.00%	Estimated return:	19.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Mar-1994	Debt/Income ratio:	23%
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	20	Length of status:	14y 10m
Amount delinquent:	$1,399	Revolving credit balance:	$270	Occupation:	Other
Public records last 12m / 10y:	0/ 6	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	webuyhosts	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	32 ( 100% )	740-759 (Latest)
Principal borrowed:	$7,500.00	< mo. late:	0 ( 0% )	740-759 (Oct-2009) 660-679 (Jul-2009) 640-659 (Apr-2009) 640-659 (Jan-2008)
Principal balance:	$2,427.08	1+ mo. late:	0 ( 0% )
Total payments billed:	32
Description
Buying 1.6 acres with school house
Purpose of loan: We are buying 1.6 acres of land? and it comes with a 1903 school house. Our future plans is to rebuild the school house from the ground up , we will pay an architect?to make new floor plans for rebuilding the school house from the ground up. This is a 10 year project for us, but we really have the passion to own this peice of land and have the floor plans redone before this old school house crumbles. I have had loans and have an active one now with prosper and always have paid them off? and payed on time. If you have any questions please reply to me , we look forward to getting this loan.??
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433189
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	15.09%	Starting borrower rate/APR:	16.09% / 18.27%	Starting monthly payment:	$140.81

Auction yield range:	6.29% - 15.09%	Estimated loss impact:	5.26%
Lender servicing fee:	1.00%	Estimated return:	9.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1999	Debt/Income ratio:	Not calculated
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	5 / 2	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	1y 5m
Amount delinquent:	$0	Revolving credit balance:	$3,715	Occupation:	Student - College G...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	14%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	violin6	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Extra cash while in Law School
Purpose of loan:
This loan will be used to provide me with some extra funds while attending law school.? It is difficult to work as much as I'd like while in school, so a small loan would help tremendously.

My financial situation:
I am a good candidate for this loan because I have a good paying job and I am responsible with money.? Once school is out, I'll be working full-time again, so there is no doubt the loan will be repaid.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433193
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$11,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	24.79%	Starting borrower rate/APR:	25.79% / 28.11%	Starting monthly payment:	$441.97

Auction yield range:	8.29% - 24.79%	Estimated loss impact:	8.59%
Lender servicing fee:	1.00%	Estimated return:	16.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Dec-1993	Debt/Income ratio:	16%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	12 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	48	Length of status:	1y 5m
Amount delinquent:	$0	Revolving credit balance:	$37,617	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	gain-harbor9	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards for good
Purpose of loan:
This loan will be used to pay off credit cards so that I may finally make progress on getting the principal paid off and then get rid of the cards altogether.

My financial situation:
I am a good candidate for this loan because I have been faithful in monthly credit card payments and have never been foreclosed upon.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433199
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,450.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$337.01

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Nov-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	5 / 3	Employment status:	Self-employed
Now delinquent:	1	Total credit lines:	10	Length of status:	13y 6m
Amount delinquent:	$78	Revolving credit balance:	$3,621	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	80%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	loan-producer0	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Multi-use Greenhouse, Laying Hens
Purpose of loan:The purpose of this loan is to purchase a 100' x 30' greenhouse. With this greenhouse I plan to place 550 young laying hens for the winter. This will do several things. The birds will produce 4-5 tons of nitrogen rich material, mixed with the wood shaving bedding will produce an enriched soil for early season planting of tomatoes and peppers. Come spring when the birds are ready to start laying eggs. Egg math: 550 hens X 220 seasonal average egg = 121,000 pasture raised eggs/12=10,000 dozen x $2.25/dozen = $22,500 gross. Early crop of tomatoes and peppers, 400 plants x 12.5 lbs/plant = 5,000 lbs x $2.00 lb for organically grown vegetables = $10,000 gross.
This loan will be used to?

My financial situation: My financial situation is solid. My main business is fine. I have had the business for 13 years, very stable. I am just looking for other challenges. I bought the farm three years ago (the farm is paid for). I have been collecting leaves and horse manure for compost. I now have over 1,000 cubic yards of compost, which will be ready for sale this spring.
I am a good candidate for this loan because?I believe I am a good candidate because my current business can handle the pay back of the loan even if the greenhouse produces nothing.

Monthly net income: $ $2,800

Monthly expenses: $
??Housing: $paid for by business
??Insurance: $paid for by business
??Car expenses: $vehicle is paid for
??Utilities: $200
??Phone, cable, internet: $no cable, just telephone $35/month
??Food, entertainment: $500
??Clothing, household expenses $150
??Credit cards and other loans: $200
??Other expenses: $farm equipment, which will be paid off by the end of this year, $600 remaining on a three year $16,900 loan from a major tractor company, which this program won't let me mention, "nothing runs like s deere"
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 431202
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,800.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$81.42

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Mar-1995	Debt/Income ratio:	9%
Credit score:	620-639 (Oct-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	8	Total credit lines:	22	Length of status:	0y 4m
Amount delinquent:	$9,254	Revolving credit balance:	$1,565	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	78%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	22	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	chicagofan	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	620-639 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	620-639 (Aug-2009) 560-579 (Apr-2008) 620-639 (Sep-2007)
Principal balance:	$1,141.07	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
Third Try - Pay off Property Taxes
Purpose of loan:
This loan will be used to pay property taxes.?

My financial situation:
I am a good candidate for this loan because I have now been employed since July and back in the union.? I have had a very rough year but still able to maintain.? I currently have a prosper loan which I have paid consistantly with no late payments.? I am a hardworking father of three and hope I can receive a little bit more help from the prosper community.? I am also currently trying to clean up some of the information on my credit report it just seems to take time.? I hope you will bid and if you have questions please ask.

Monthly net income: $ 1600 - 2000 depending on overtime? Wife - 2000

Monthly expenses: $?2800 - 3000
??Housing: $ 775
??Insurance: $ 178
??Car expenses: $ paid off
??Utilities: $?250
??Phone, cable, internet: $ 146
??Food, entertainment: $ 500
??Clothing, household expenses $
??Credit cards and other loans: $ 350
??Other expenses: $ 600
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 431716
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,300.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	28.00%	Starting borrower rate/APR:	29.00% / 31.36%	Starting monthly payment:	$389.72

Auction yield range:	17.29% - 28.00%	Estimated loss impact:	19.63%
Lender servicing fee:	1.00%	Estimated return:	8.37%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-1983	Debt/Income ratio:	19%
Credit score:	700-719 (Oct-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	21	Length of status:	5y 1m
Amount delinquent:	$301	Revolving credit balance:	$8,057	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	32%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	sharp-benefit	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Lower intrest rate on loan
Purpose of loan:
This loan will be used to reduce my interest rates and pay off debt.

My financial situation:
I am a good candidate for this loan because I have been paid off existing debt and am in a much better financial postion. However I would like to pay off my remaining debt sonner?and higher intrest rates are preventing me from doing that.??

Monthly net income: $ 2800.00

Monthly expenses: $ 803.00
??Housing: $ 400.00
??Insurance: $?133.00
??Food, entertainment: $ 200.00
??Credit cards and other loans: $ 70.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433044
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.29%	Starting borrower rate/APR:	18.29% / 20.50%	Starting monthly payment:	$544.47

Auction yield range:	17.29% - 17.29%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Dec-2000	Debt/Income ratio:	47%
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	14 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	6y 3m
Amount delinquent:	$0	Revolving credit balance:	$10,909	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	67%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	phenomenal-treasure	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to? pay off all our debts and make one payment every month

My financial situation:
I am a good candidate for this loan because I am responsible and I am just trying to get rid of all my debts.

Monthly net income: $ 3600

Monthly expenses: $
??Housing: $ 600
??Insurance: $ 100
??Car expenses: $ 380
??Utilities: $ 200
??Phone, cable, internet: $ 150
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $?300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433050
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.94%	Starting borrower rate/APR:	10.94% / 13.06%	Starting monthly payment:	$163.55

Auction yield range:	4.29% - 9.94%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1974	Debt/Income ratio:	121%
Credit score:	780-799 (Nov-2009)	Current / open credit lines:	16 / 14	Employment status:	Retired
Now delinquent:	0	Total credit lines:	20	Length of status:	2y 8m
Amount delinquent:	$0	Revolving credit balance:	$27,042	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	26%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	reliable-transaction	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
personal use
Purpose of loan:
This loan will be used to? buy household items and to go see my kids

My financial situation:
I am a good candidate for this loan because?i always pay my bills on time and i do craft shows
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433062
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.29%	Starting borrower rate/APR:	18.29% / 20.50%	Starting monthly payment:	$127.04

Auction yield range:	17.29% - 17.29%	Estimated loss impact:	35.45%
Lender servicing fee:	1.00%	Estimated return:	-18.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Nov-2002	Debt/Income ratio:	34%
Credit score:	640-659 (Oct-2009)	Current / open credit lines:	8 / 6	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	26	Length of status:	6y 9m
Amount delinquent:	$7,154	Revolving credit balance:	$4,029	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	9	Homeownership:	No
Inquiries last 6m:	3
Screen name:	orange-impressive-silver	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for my College Tuition
Purpose of loan:
?I want to use this loan to pay for my?college tuition and expenses. I want to pursue my dream career in Law enforcement.

My financial situation:
I am a good candidate for this loan because? I know I have made some mistakes in my young life with my credit, but I have learned from my mistakes and I want to turn my mistakes into something positive. I am very responsible, I will have no problem paying this loan back in full. Thank You for understanding.

Monthly net income: $ 3,922.00

Monthly expenses: $
??Housing: $ 0.00????
??Insurance: $ 99.50
??Car expenses: $ 438.00
??Utilities: $?50.00
??Phone, cable, internet: $ 180.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 650.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433080
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jul-1989	Debt/Income ratio:	36%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	15 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	44	Length of status:	6y 7m
Amount delinquent:	$0	Revolving credit balance:	$9,924	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	7
Screen name:	durability-protector5	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to take care of Taxes/Cons
Purpose of loan:
This loan will be used to help family members to reduce theie back taxes and consolidate

My financial situation:
I am a good candidate for this loan because my credit indicates I pay my bills and my income shows I have the extra funds to pay additional debt.

Monthly net income: $ 13250

Monthly expenses: $ 4010
??Housing: $ 875
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433086
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.04%	Starting borrower rate/APR:	12.04% / 15.65%	Starting monthly payment:	$33.23

Auction yield range:	4.29% - 11.04%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	8.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-2005	Debt/Income ratio:	Not calculated
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	2 / 2	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	2	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$479	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	2%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	progressive-cash	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
moving
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433092
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	11.04%	Starting borrower rate/APR:	12.04% / 12.39%	Starting monthly payment:	$664.67

Auction yield range:	3.29% - 11.04%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	9.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-1992	Debt/Income ratio:	23%
Credit score:	800-819 (Nov-2009)	Current / open credit lines:	15 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	2y 6m
Amount delinquent:	$0	Revolving credit balance:	$18,844	Occupation:	Professor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	33%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	knowledgeable-reward9	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help us Adopt
Purpose of loan:
This loan will be used to? adopt my future son.? Right now I am in the process of adopting a baby boy.? My wife and I are so excited.? She cannot have any children because she was severely wounded while serving overseas after 9-11-01.? She had massive internal bleeding and lost her uterus.? This is why we have chosen to adopt. ???My financial situation:I am a good candidate for this loan because I make sure payments are made as soon as they come in or I have them on auto pay.Each month I put money into savings and contribute to my 401k.Being responsible with money is what I teach and execute it every day in my personal life.Being a professor is what I love and feel that I can not only invest it in making my family larger, but making it a real world example in my classroom as well.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433096
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	26.00%	Starting borrower rate/APR:	27.00% / 29.33%	Starting monthly payment:	$489.90

Auction yield range:	17.29% - 26.00%	Estimated loss impact:	19.50%
Lender servicing fee:	1.00%	Estimated return:	6.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Mar-1990	Debt/Income ratio:	26%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	18 / 17	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	31	Length of status:	6y 10m
Amount delinquent:	$2,328	Revolving credit balance:	$11,167	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	42%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	coop79	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Off High Int Credit Cards
Purpose of loan:
This loan will be used to pay off?credit cards?
WAMU-$2790
GE-$1720
CAPITAL ONE-$1450
BP-$285
WELLS FARGO-$2500
Paying off these cards will allow me to make one payment and to pay them off in only 3 years.
The additional funds will be used for home improvements.

My financial situation:
I am a good candidate for this loan because I have been current with my credit cards and loans for the last 2 years?

Monthly net income: $ 2800

Monthly expenses: $
??Housing: $ 1200 Half paid by my fiance
??Insurance: $ 120
??Car expenses: $ Paid Off
??Utilities: $?100
??Phone, cable, internet: $ 30
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433104
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$16,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$636.16

Auction yield range:	17.29% - 24.00%	Estimated loss impact:	35.88%
Lender servicing fee:	1.00%	Estimated return:	-11.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Nov-2002	Debt/Income ratio:	159%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	3 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$7,114	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	Fourtwozero	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Needing some help with school.
I have never used anything quite like Prosper before and as soon as I learned about it I jumped at the opportunity to not only help myself through a rough spot in life with my broken car and increased school costs, but also help people who are willing to aid me through this tough time make some profit in return.

If you have any questions, don't hesitate to send an email and I will answer them back as soon as I can.

To all who bid on this listing, know that I vow to make each monthly payment on time, every time. Thank you.

Purpose of loan:
This loan will be used to buy a used car, a new computer for school, pay for books and lab fees, and also help with rent and other monthly expenses until I finish school next year.

My financial situation:
I am a good candidate for this loan because I make enough money to afford the monthly payments and am HIGHLY motivated in building and maintaining my credit through on time completion of all my loans and credit cards. Should something unexpected happen such as a medical emergency, I have my family to turn to with any help I would need with my payments.

Monthly net income: $ 3250

Monthly expenses: $ 1480
??Housing: $ 450 ??
??Insurance: $ 200
??Car expenses: $ 100
??Utilities: $ 80
??Phone, cable, internet: $ 0
??Food, entertainment: $ 0
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 300
??Other expenses: $ 150
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433110
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.94%	Starting borrower rate/APR:	11.94% / 14.07%	Starting monthly payment:	$331.86

Auction yield range:	4.29% - 10.94%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	8.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-2003	Debt/Income ratio:	10%
Credit score:	780-799 (Nov-2009)	Current / open credit lines:	16 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	1y 2m
Amount delinquent:	$0	Revolving credit balance:	$19,581	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	36%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	bulak	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit cards w/ high int.
Purpose of loan:
This loan will be used to? pay off credit cards that has an expiring promotional balance transfer.

My financial situation:
I am a good candidate for this loan because? I have a stable job and is responsible to make payments as scheduled.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433116
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$74.33

Auction yield range:	17.29% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Aug-1997	Debt/Income ratio:	24%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	4	Length of status:	0y 2m
Amount delinquent:	$312	Revolving credit balance:	$10,702	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	open-minded-investment2	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off high interest credit card
Purpose of loan:
This loan will be used to pay a high interest credit card.

My financial situation:
I am a good candidate for this loan because I have a good credit score, and I have low monthly expenses.

Monthly net income: $ 1,000

Monthly expenses: $
??Housing: $ 450
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 50
??Phone, cable, internet: $ 50
??Food, entertainment: $?50
??Clothing, household expenses $ 50
??Credit cards and other loans: $?
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433122
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.29%	Starting borrower rate/APR:	12.29% / 15.90%	Starting monthly payment:	$33.35

Auction yield range:	11.29% - 11.29%	Estimated loss impact:	10.24%
Lender servicing fee:	1.00%	Estimated return:	1.05%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Mar-1999	Debt/Income ratio:	18%
Credit score:	680-699 (Oct-2009)	Current / open credit lines:	2 / 2	Employment status:	Part-time employee
Now delinquent:	1	Total credit lines:	12	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	0
Screen name:	glowman76	Borrower's state:	Missouri	Borrower's group:	Global Group - Fast Same Day Approval -
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Prove Myself to GLOBAL GROUP...
Purpose of loan:
This loan will be used to? capitalize a new corporation and prove credit worthiness to GLOBAL GROUP in order to secure larger loans for future capitalization...

My financial situation:
I am a good candidate for this loan because? YOU WILL MAKE MONEY... I have recently paid off and closed all credit card accounts, student loan accounts and others... I have only one current/open account ($ 11,000 auto)... All negatives have been resolved on my credit report... I have fair credit score nearing 700... I have a very manageable debt/income ratio...I keep a bank account average in the $ 4,000-$ 5,000 range... I am now employed at part-time status with health/dental/vision and 401k benefits... I will answer any questions deemed relevant and safe...

Monthly net income: $ 2,500

Monthly expenses: $
??Housing: $ 200
??Insurance: $ 100
??Car expenses: $ 125
??Utilities: $ 50
??Phone, cable, internet: $ 75
??Food, entertainment: $ 150
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 375
??Other expenses: $ 150

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Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433126
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.49%	Starting monthly payment:	$55.75

Auction yield range:	11.29% - 19.00%	Estimated loss impact:	10.45%
Lender servicing fee:	1.00%	Estimated return:	8.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Feb-2000	Debt/Income ratio:	18%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	5 / 4	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	3y 3m
Amount delinquent:	$0	Revolving credit balance:	$1,744	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	48%	Stated income:	$1-$24,999
Delinquencies in last 7y:	7	Homeownership:	No
Inquiries last 6m:	2
Screen name:	restless-transaction7	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for college
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433128
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$633.30

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Oct-2004	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	20	Length of status:	0y 6m
Amount delinquent:	$1,813	Revolving credit balance:	$1,137	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	17%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	RealtyRehab	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business loan RISK FREE for 6 month
Purpose of loan:
I am purchasing a family members Automotive?Glass Repair Business which has been in business for 15 years. It is an asset sale which means the money I am requesting a loan for will be for?equipment and fixtures.?All other leases, accounts, and licenses are being transferred to my name. My?brother is retired and?no longer?wants to run a business.?Because of this I am getting a steal on a deal on a business that nets 4k-6k month! So basically a $40k investment will net me a $5k?PER?MONTH?return on average.

Aside from the low risk and great return on investment, I have 4 years of experience in this field. I am an owner that knows the business!!

My financial situation:
I am purching this business for $40,000 total. I am requesting $14,000 from you, the prosper investor. The remaining $26,000 is coming from my?savings account.

I net $8K per month through my full time job. Include the $5k net net and my income?jumps to $13k.?

My personal monthly bills are $3,500 per month.

My net monthly income will be approximately $9,500

I could easily pay off this loan in just a few months but my business plan will have me paying it off in only 6 months!!

If you have any questions please do not hesitate to ask. I will gladly respond quickly.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433130
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.94%	Starting borrower rate/APR:	10.94% / 13.06%	Starting monthly payment:	$98.13

Auction yield range:	4.29% - 9.94%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jun-1996	Debt/Income ratio:	19%
Credit score:	780-799 (Nov-2009)	Current / open credit lines:	7 / 6	Employment status:	Retired
Now delinquent:	0	Total credit lines:	29	Length of status:	27y 6m
Amount delinquent:	$0	Revolving credit balance:	$1,644	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	30%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	grandpa51	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
wedding gift to son
Purpose of loan
This loan will be used to? send my son on a honeymoon

My financial situation:
I am a good candidate for this loan because? i pay my bills on time!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433136
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$17,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 30.35%	Starting monthly payment:	$703.18

Auction yield range:	17.29% - 27.00%	Estimated loss impact:	19.57%
Lender servicing fee:	1.00%	Estimated return:	7.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	May-1973	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	800-819 (Nov-2009)	Current / open credit lines:	14 / 10	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	60	Length of status:	32y 8m
Amount delinquent:	$0	Revolving credit balance:	$6,519	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	40%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	bobpmm	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Equipment for Large Project
Purpose of loan:
Purchase a new scissor lift and boom truck for a large structural steel job that is going now.

My financial situation:
I am a good candidate for this loan because? I have been in business for over 30 years. I have a signed contract on this project for $500,000.00 which I can provide copies. I just need a short term loan so the 3 years is perfect on equipment. I will have the payment taken out of our business account directly.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433140
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$260.15

Auction yield range:	17.29% - 19.00%	Estimated loss impact:	26.06%
Lender servicing fee:	1.00%	Estimated return:	-7.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Dec-1986	Debt/Income ratio:	18%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	0y 0m
Amount delinquent:	$0	Revolving credit balance:	$8,979	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	34%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	16
Screen name:	Chief-of-EMS	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help a 9-11 First Responder
Purpose of loan:
This loan will be used to?pay off two credit cards. That is all the unsecured debt I have.?

My financial situation:
I am a good candidate for this loan because?my credit report will attest to my paying my bills on time. No late payments in over 9 years.?

Monthly net income: $ 7867

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433144
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Apr-1997	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Oct-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	5	Total credit lines:	29	Length of status:	3y 7m
Amount delinquent:	$0	Revolving credit balance:	$851	Occupation:	Analyst
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	58%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	9	Homeownership:	No
Inquiries last 6m:	2
Screen name:	bscher1023	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
The girl of my dreams
Purpose of loan:
This loan will be used to marry the girl of my dreams.??? I love her dearly and this money will go towards a small ring, and a small wedding.??

My financial situation:
I am a good candidate for this loan because I recently got promoted at my job.?? I work for a finance company and with my promotion now make and additonal $4000 a year.?? I currently live with my girlfriend and all housing expenses are split evenly.?? We rent a small two bedroom.? This will be a great return on your money.??

Monthly net income: $ 3200

Monthly expenses: $
??Housing: $ 425
??Insurance: $ 80
??Car expenses: $ 0????
??Utilities:?100
??Phone, cable, internet: $ 60
??Food, entertainment: $ 100
??Clothing, household expenses $
??Credit cards and other loans: $ 50????
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433146
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	21.17%	Starting borrower rate/APR:	22.17% / 24.44%	Starting monthly payment:	$191.39

Auction yield range:	8.29% - 21.17%	Estimated loss impact:	7.00%
Lender servicing fee:	1.00%	Estimated return:	14.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1988	Debt/Income ratio:	12%
Credit score:	640-659 (Oct-2009)	Current / open credit lines:	17 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	41	Length of status:	2y 7m
Amount delinquent:	$0	Revolving credit balance:	$81,087	Occupation:	Executive
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	94%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	Banker40	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help me replace my HVAC
Purpose of loan: This loan will be used to?replace my HAVC My heat quit in my house and I need a new central heat and air conditioner. I have 1 child and need to fix it before it gets cold..

My financial situation:
I am a good candidate for this loan because? I have never had a late payment and my credit is excellent even though my score is low.?I want to do this as a term loan so it will be paid off and I have a?$60k balance on my home equity loan that was used to purchase my house. I am very good with paying back debt.

Monthly net income: $ 4200.00

Monthly expenses: $
??Housing: $ 1020.00
??Insurance: $ 120.0
??Car expenses: $ 300.00
??Utilities: $ 175.00
??Phone, cable, internet: $ 120.00
??Food, entertainment: $ 400.00
??Clothing, household expenses $ 250.00
??Credit cards and other loans: $ 750.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433148
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.29%	Starting borrower rate/APR:	18.29% / 20.50%	Starting monthly payment:	$544.47

Auction yield range:	17.29% - 17.29%	Estimated loss impact:	25.95%
Lender servicing fee:	1.00%	Estimated return:	-8.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Aug-1966	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	5 / 5	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	10	Length of status:	42y 10m
Amount delinquent:	$0	Revolving credit balance:	$3,957	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	84%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Homeownership:	No
Inquiries last 6m:	0
Screen name:	encouraging-openness	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating credit cards
Purpose of loan:
This loan will be used to?
Consolidate credit card debt and pay off one car loan with a monthly payment of $330?
My financial situation:
I am a good candidate for this loan because?
I have been self employed as a barber for 42 years.?In 2005 with Hurricane Katrina, my work place of 35 years was lost. My wife and I moved to Georgia for 3.5 years, but although living in Georgia I returned to Louisiana every month to continue my haircutting business at a new location. We have just returned to Louisiana and are regenerating some new business along with our already loyal clients?through all these changes.?Although we went through a bankruptcy since then?we have been re-established?our credit and making our payment on time. We also try to make more than the minimum payment as much as possible.?

Monthly net income: $2,000-2,200?Self (self-employed barber for 42 years)
?????????????????????????????????$1,000-1,200? Wife (self-employed manicurist for 12 years)??

Monthly expenses: $
??Housing: $775.00 (Renting apt. 2 blocks from my place of work)?
??Insurance: $223.00
??Car expenses: $610(one monthly payment?of $330 we?will pay off with this consolidation) ???
??Utilities: $85.00
??Phone, cable, internet: $325
??Household expenses $?
??Credit cards and other loans: $600
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433150
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Mar-1984	Debt/Income ratio:	20%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	49	Length of status:	25y 3m
Amount delinquent:	$1,716	Revolving credit balance:	$2,318	Occupation:	Principal
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	41%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	7	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	kindness-trapper	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off accounts
Purpose of loan:
This loan will be used to pay off some final debt that I have.I have paid off about 65,000 since Dec 08.?Need to only have a couple to pay at on

My financial situation:
I am a good candidate for this loan because? I have never left any company holding.Payments can be deducted from my checking account.

Monthly net income: $ 3900

Monthly expenses: $
????Insurance: $ 279.00
??Car expenses: $ 383.99
??Utilities: $?350.00
??Phone, cable, internet: $ 110.00
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 680.00
??Other expenses: $ 1000.00
I have always paid what I owe,I have never left anyone hanging.I really need this loan ,please someone help me.Deduct from my paycheck each month.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433154
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$519.98

Auction yield range:	11.29% - 14.00%	Estimated loss impact:	10.31%
Lender servicing fee:	1.00%	Estimated return:	3.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-1990	Debt/Income ratio:	86%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	12 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	8y 9m
Amount delinquent:	$0	Revolving credit balance:	$88,345	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	89%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	growing-sales2	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Refinancing from business startup
Purpose of loan:
This loan will be used as a first step in refinancing credit card debt incurred during the business start up of Impulse Creations (www.impulsecreations.com). The business has been profitable for several years but interest on credit cards is limiting growth. This initial loan is the first to prove myself and other loans will follow until all debt has been refinanced.

My financial situation:
I am a good candidate for this loan because I pay both business and personal debts on time. I have no late payments. This business debt on personal cards gives me a high debt to income ratio but the debt is actually a business expense and is paid for with business funds. I have no problem meeting current or future obligations and take those obligations seriously. Creditors and my customers come first before anything else. In addition, this loan will not incur any new debt since it will be used exclusively to pay off old debt.

Monthly net income: $ 4335.00

Monthly expenses: $ 2560.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433160
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	14.29% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Mar-2004	Debt/Income ratio:	23%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	5 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	1y 7m
Amount delinquent:	$0	Revolving credit balance:	$13,380	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	orange-liberty-chestnut	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off my credit cards. I am working towards a goal of becoming debt free.

My financial situation:
I am a good candidate for this loan because?I have paid all my bills and debts on time as reflected in my credit report. I recognize the value of money and see that if it is used responsibility?it can?free me from debt and open new?doors for me. I am also a person that is impeccable with my word and understand the value and trust that someone is putting in me by providing me with a loan.??

Monthly net income: $ 4000

Monthly expenses: $3424
??Housing: $ 1102
??Insurance: $ 126
??Car expenses: $ 473
??Utilities: $ 150
??Phone, cable, internet: $ 230
??Food, entertainment: $ 400
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 693
??Other expenses: $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433166
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	14.06%	Starting borrower rate/APR:	15.06% / 15.42%	Starting monthly payment:	$52.04

Auction yield range:	3.29% - 14.06%	Estimated loss impact:	0.62%
Lender servicing fee:	1.00%	Estimated return:	13.44%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	May-1987	Debt/Income ratio:	29%
Credit score:	760-779 (Nov-2009)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	44	Length of status:	15y 7m
Amount delinquent:	$0	Revolving credit balance:	$77,425	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	67%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	jonric777	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
no more credit cards
Purpose of loan:
This loan will be used to?
pay down credit perdiod...
My financial situation:
I am a good candidate for this loan because?
i have loaned out money on prosper, and want to experience the loan side of this.??
i know how important to pay back this loan is being a lender.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433178
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.49%	Starting borrower rate/APR:	27.49% / 29.83%	Starting monthly payment:	$102.72

Auction yield range:	11.29% - 26.49%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Feb-1995	Debt/Income ratio:	56%
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	19 / 16	Employment status:	Retired
Now delinquent:	0	Total credit lines:	52	Length of status:	5y 1m
Amount delinquent:	$0	Revolving credit balance:	$1,651	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	14%
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	sharon526	Borrower's state:	Virginia	Borrower's group:	CREDIT SQUARE
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	12 ( 100% )	700-719 (Latest)
Principal borrowed:	$2,400.00	< mo. late:	0 ( 0% )	620-639 (Aug-2009) 640-659 (Sep-2008) 620-639 (Aug-2008) 600-619 (Jul-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Taking Control Of my future
Purpose of loan:
This loan will be used to? Pay some hospital bills, taxes. I have some outstanding hospital bills ?that add up to 2000.00 and i would like to get them payed. The other 500.00 will go to some taxes for this year.?
My financial situation:
I am a good candidate for this loan because? I payed my first loan off with no problem. I am a no risk borrower. I am a very responsible person. I will pay back the balance of this loan when i get my tax return. I WILL ASK IF YOU WILL TRUST ME ONCE AGAIN.

Monthly net income: $ 3062.00

Monthly expenses: $
??Housing: $
??Insurance
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433202
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.30%	Starting borrower rate/APR:	18.30% / 20.51%	Starting monthly payment:	$72.61

Auction yield range:	17.29% - 17.30%	Estimated loss impact:	18.96%
Lender servicing fee:	1.00%	Estimated return:	-1.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jun-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	6 / 4	Employment status:	Self-employed
Now delinquent:	4	Total credit lines:	44	Length of status:	6y 7m
Amount delinquent:	$38,110	Revolving credit balance:	$41,549	Occupation:	Realtor
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	94%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	noble-gain4	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Car repair
Purpose of loan:
The Engine light comes on yellow, I need to get it fixed before it turns red
My financial situation:
I understand the basics?of borrowing, borrowing means you take full responsibily for the debt and repay?it?in a timely manner.?

Monthly net income: $ 3100

Monthly expenses: $
??Housing: $ 1500
??Insurance: $?131
??Car expenses: $ 50
??Utilities: $ 85
??Phone, cable, internet: $?75
??Food, entertainment: $ 100
??Clothing, household expenses $ 121
??Credit cards and other loans: $ 156
??Other expenses: $ 100
Information in the Description is not verified.